Exhibit 99.(e)(2)

FORM OF EXHIBIT A

DISTRIBUTION AGREEMENT

Fund	Effective Date
Venerable High Yield Fund	9/4/2024
Venerable Large Cap Index Fund	9/4/2024
Venerable Moderate Allocation Fund	9/4/2024
Venerable Strategic Bond Fund	9/4/2024
Venerable US Large Cap Strategic Equity Fund	9/4/2024
Venerable US Large Cap Core Equity Fund	__/__/2025
Venerable Emerging Market Equity Fund	__/__/2025
Venerable World Equity Fund	__/__/2025
Venerable US Small Cap Fund	__/__/2025
Venerable International Index Fund	__/__/2025
Venerable Mid Cap Index Fund	__/__/2025
Venerable Small Cap Index Fund	__/__/2025
Venerable Bond Index Fund	__/__/2025
Venerable Intermediate Corporate Bond Index Fund	__/__/2025
Venerable World Conservative Allocation Fund	__/__/2025
Venerable World Moderate Allocation Fund	__/__/2025
Venerable World Appreciation Allocation Fund	__/__/2025
Venerable Conservative Allocation Fund	__/__/2025
Venerable Conservative Appreciation Allocation Fund	__/__/2025
Venerable Moderate Appreciation Allocation Fund	__/__/2025
Venerable Appreciation Allocation Fund	__/__/2025

Dated: __/__/2025